Exhibit 10.8
SEVENTH AMENDMENT TO CREDIT AGREEMENT
This Seventh Amendment to Credit Agreement (“Seventh Amendment”) is made as of this 12th day of September, 2011, by and among PMFG, Inc. (“Holdings”), Borrowers (as defined below), which are listed on attached Schedule 1, the Lenders (as defined below) signatory hereto and Comerica Bank, as Agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A. Holdings, Peerless Mfg. Co. (the “Company”), PMC Acquisition, Inc. (“PMC Acquisition”), and, following the execution and delivery by any other Subsidiary (as defined in the Credit Agreement), and acceptance by the Agent, from time to time, of a Credit Agreement Joinder Agreement from such Subsidiary, collectively with the Company, PMC Acquisition and each such Subsidiary, the “Borrowers” and each individually, a “Borrower”) are party to that certain Revolving Credit and Term Loan Agreement dated April 30, 2008, with the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”) and Agent (as amended or otherwise modified from time to time, the “Credit Agreement”).
B. Borrowers have requested that Agent and the Lenders make certain amendments to the Credit Agreement and waive certain defaults as set forth herein and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Seventh Amendment.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrowers, Agent and the Lenders agree as follows:
1. The following definition in Section 1 of the Credit Agreement is hereby amended and restated as follows:
“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) April 30, 2013, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.
2. Section 7.9(b) of the Credit Agreement is amended and restated as follows:
“(b) Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio as of the last day of each fiscal quarter during the periods specified below of not less than the ratio set forth below opposite the applicable period:

Period	Ratio
July 2, 2011	1.25 to 1.00
July 3, 2011 through June 30, 2012	1.10 to 1.00
July 1, 2012 and thereafter	1.25 to 1.00”

3. Borrowers have requested that the Lenders consent to the acquisition (“Burgess Manning Acquisition”) of Burgess-Manning GmbH for a purchase price not to exceed €4,500,000. The Lenders hereby consent to the Burgess-Manning Acquisition provided that (a) no Default or Event of Default has occurred and is continuing at the time of the consummation of the Burgess-Manning Acquisition, (b) the purchase price does not exceed €4,500,000, (c) the Burgess-Manning Acquisition is consummated on or before December 31, 2011, (d) the Agent and the Lenders have received all documents and information as requested by Agent or any Lender in connection with the Burgess-Manning Acquisition and (e) the Burgess-Manning Acquisition is otherwise on terms and conditions satisfactory to the Lenders.
4. The Lenders hereby (a) waive any Default or Event of Default arising solely from the Borrowers’ failure to comply with Section 7.9(b) of the Credit Agreement for the fiscal quarter ended July 2, 2011 and (b) consent to the making Section 8.5 of the Credit Agreement to the extent Holdings made any Distributions to holders of its Series A convertible preferred stock before the date hereof at a time when Section 8.5 would have prohibited such Distributions solely as a result of the existence of the Default or Event of Default described in clause (a) above.
5. Borrowers have requested that the Lenders consent to payment by Holdings of Distributions in cash, in an aggregate not to exceed $4,500, to holders of Holdings’ Series A convertible preferred stock (the “Preferred Stock”) upon the conversion, on or before September 30, 2011, of the Preferred Stock (the “September 2011 Cash Distributions”). The Lenders hereby consent to the September 2011 Cash Distribution, provided that no Default or Event of Default has occurred and is continuing at the time of the payment of the September 2011 Cash Distribution.
6. This Seventh Amendment shall become effective (according to the terms hereof) on the date (the “Seventh Amendment Effective Date”) that the following conditions have been fully satisfied by Borrowers (the “Conditions”):
(a)
Agent shall have received via facsimile or electronic mail (followed by the prompt delivery of original signatures) counterpart originals of this Seventh Amendment, in each case duly executed and delivered by the Agent, Borrowers and the Lenders.

(b)
Borrowers shall have paid (i) to the Agent for distribution to each Lender a nonrefundable amendment fee in an amount equal to twenty basis points on such Lender’s Percentage of the Revolving Credit Aggregate Commitment and (ii) to the Agent all fees and other amounts, if any, that are due and owing to the Agent as of the Seventh Amendment Effective Date in accordance with the Loan Documents.

7. Borrowers hereby certify to the Agent and the Lenders as of the Seventh Amendment Effective Date and after giving effect to this Amendment, that (a) execution and delivery of this Seventh Amendment and the other Loan Documents required to be delivered hereunder, and the performance by Borrowers of their obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within the Borrowers’ powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organizational documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Seventh Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement and the other Loan Documents required to be delivered hereunder will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are true and correct on and as of the Seventh Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Seventh Amendment Effective Date, after giving effect to this Seventh Amendment, no Default or Event of Default shall have occurred and be continuing.
8. Except as specifically set forth above, this Seventh Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Amended Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Except as specifically set forth above, this Seventh Amendment shall not constitute a waiver or release by the Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Amended Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents or affect in any manner whatsoever any rights or remedies of the Lenders with respect to any non-compliance by Borrowers or any Guarantor with the Amended Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction. Borrowers hereby confirm that each of the Collateral Documents continues in full force and effect and secures, among other things, all of its obligations, liabilities and indebtedness owing to the Agent and the Lenders under the Credit Agreement and the other Loan Documents (where applicable, as amended herein).
9. Borrowers hereby acknowledge and agree that this Seventh Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrowers, any other Credit Party, any Guarantor or any other party or any rights, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.
10. Except as specifically defined to the contrary herein, capitalized terms used in this Seventh Amendment shall have the meanings set forth in the Credit Agreement.
11. This Seventh Amendment may be executed in counterpart in accordance with Section 13.9 of the Credit Agreement and shall be considered a “Loan Document” within the meaning of the Credit Agreement.
12. This Seventh Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent
By:	/s/ Kelly Cowherd
	Name:	Kelly Cowherd
	Title:	Vice President

PMFG, INC.
By:	/s/ Peter Burlage
	Name:	Peter Burlage
	Title:	President
PEERLESS MFG. CO.
By:	/s/ Peter Burlage
	Name:	Peter Burlage
	Title:	President
PMC ACQUISITION, INC.
By:	/s/ Peter Burlage
	Name:	Peter Burlage
	Title:	President
NITRAM ENERGY, INC.
By:	/s/ Peter Burlage
	Name:	Peter Burlage
	Title:	President
BOS-HATTEN, INC.
By:	/s/ Peter Burlage
	Name:	Peter Burlage
	Title:	President
BURGESS — MANNING, INC.
By:	/s/ Peter Burlage
	Name:	Peter Burlage
	Title:	President

BURMAN MANAGEMENT, INC.
By:	/s/ Peter Burlage
	Name:	Peter Burlage
	Title:	President

LENDERS:

COMERICA BANK, as a Lender, Issuing Lender and Swing Line Lender
By:	/s/ Kelly Cowherd
	Name:	Kelly Cowherd
	Title:	Vice President

MB FINANCIAL BANK, N.A.
By:	/s/ Evelyn Guzman
	Name:	Evelyn Guzman
	Title:	Assistant Vice President

CITIBANK N.A.
By:	/s/ Deb Purvin
	Name:	Deb Purvin
	Title:	Senior Vice President

SCHEDULE 1
Peerless Mfg. Co.
PMC Acquisition, Inc.
Nitram Energy, Inc.
Bos-Hatten, Inc.
Burgess — Manning, Inc.
Burman Management, Inc.